SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 10, 2009

C. R. BARD, INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	001-6926	22-1454160
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

730 Central Avenue Murray Hill, New Jersey	07974
(Address of Principal Executive Office)	(Zip Code)

(908) 277-8000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) On June 10, 2009, the Board of Directors of C. R. Bard, Inc. (the “Company”) elected David M. Barrett, M.D., as a director. Dr. Barrett is currently the President and Chief Executive Officer of Lahey Clinic, a nonprofit, multispecialty health care organization based in Burlington, Massachusetts. He is a member of Lahey Clinic’s Board of Trustees and chair of the Board of Governors. Dr. Barrett is also a professor of urology at Tufts University School of Medicine. Dr. Barrett will serve on the Regulatory Compliance Committee and the Science and Technology Committee of the Board of Directors of the Company.

Dr. Barrett will participate on the same basis as all other non-employee directors in the Company’s 2005 Directors Stock Award Plan and Stock Equivalent Plan, and may defer all or a portion of his cash fees under the Company’s Deferred Compensation Contract, Deferral of Directors’ Fees. These plans and compensation arrangements are described in more detail under the heading “Director Compensation” in the Company’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 13, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C. R. BARD, INC.
(Registrant)

Date: June 12, 2009

/s/ Todd C. Schermerhorn
Todd C. Schermerhorn Senior Vice President and Chief Financial Officer